SHARE EXCHANGE AGREEMENT

This **Share Exchange Agreement**, dated as of March 12, 2018, (this "**Agreement**") by and among Moms Online, Inc., a Nevada corporation ("**MOM**"), on the one hand, and the stockholders of BlockHold Capital, a Wyoming corporation ("**BlockHold**"), set forth on Schedule I hereto (the "**BlockHold Shareholders**"), on the other hand. For purposes of this Agreement, MOM and the BlockHold Shareholders are sometimes collectively referred to as the "**Parties**" and individually as a "**Party**."

WHEREAS, the BlockHold Shareholders own one million (1,000,000) shares of BlockHold as set forth on Schedule I, which represents 100% of the issued and outstanding shares of BlockHold (such shares being hereinafter referred to as the "**BlockHold Shares**"); and

WHEREAS, (i) the BlockHold Shareholders believe it is in their respective best interests for the BlockHold Shareholders to exchange 100% of the BlockHold Shares for 28,000,000 shares of common stock of MOM (such shares being hereinafter referred to as the "**MOM Shares**") which shall represent 85% of the outstanding shares on a fully diluted basis after giving effect to the issuance of the MOM Shares, and (ii) MOM believes it is in its best interest and the best interest of its stockholders to acquire the BlockHold Shares in exchange for the MOM Shares, all upon the terms and subject to the conditions set forth in this Agreement (the "**Share Exchange**"); and

WHEREAS, it is the intention of the parties that upon the Closing (as hereinafter defined): (i) BlockHold shall become a wholly owned subsidiary of MOM; and (ii) MOM shall assume ownership and title to all assets, interests and liabilities of BlockHold; and

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I
EXCHANGE OF BLOCKHOLD SHARES FOR MOM SHARES

Section 1.1 Agreements to Exchange BlockHold Shares for MOM Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the BlockHold Shareholders shall assign, transfer, convey and deliver the BlockHold Shares to MOM and, in consideration and exchange for the BlockHold Shares, MOM shall issue, transfer, convey and deliver the MOM Shares to the BlockHold Shareholders as set forth on Schedule II.

Section 1.2 Closing and Actions at Closing. The closing of the Share Exchange (the "**Closing**") shall take place remotely via the exchange of documents and signatures at such time and date as the parties hereto shall agree orally or in writing (the "**Closing Date**") but in no event later than March 13, 2018. Any extension of the Closing Date may be made only with mutual written consent of both parties.

Section 1.3 Restrictions on MOM Shares Issued Pursuant to this Agreement. The MOM shares to be issued by MOM pursuant to this Agreement have not been registered and are being issued pursuant to a specific exemption under the Securities Act, as well as under certain state

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securities laws for transactions by an issuer not involving any public offering or in reliance on limited federal preemption from such state securities registration laws, based on the suitability and investment representations made by the BlockHold Shareholders to MOM. The MOM Shares to be issued by MOM pursuant to this Agreement must be held and may not be sold, transferred, or otherwise disposed of for value unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available, and that the certificates representing the Shares of MOM Common Stock issued in the Share Exchange will bear a legend in substantially the following form so restricting the sale of such securities:

> **The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.**

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF MOM

MOM represents, warrants and agrees that all of the statements in the following subsections of this Article II are true and complete as of the date hereof.

Section 2.1 Corporate Organization.

(a) MOM is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of MOM. "Material Adverse Effect" means, when used with respect to MOM, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of MOM, or materially impair the ability of MOM to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

(b) Copies of the Articles of Incorporation and Bylaws of MOM with all amendments thereto, as of the date hereof (the "**MOM Charter Documents**"), have been, or will be upon request, furnished to BlockHold, and such copies are accurate and complete as of the date hereof. The minute books of MOM are current as required by law, contain the minutes of all meetings of the MOM Board and its stockholders from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the MOM Board and its stockholders. MOM is not in violation of any of the provisions of the MOM Charter Documents.

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Section 2.2 Capitalization of MOM.

(a) The authorized capital stock of MOM consists of: (i) 75,000,000 shares of common stock, par value $0.001, of which approximately 5,000,000 shares of common stock are issued and outstanding immediately prior to the Share Exchange. There are no outstanding warrants, options or other securities convertible into common stock and no agreements have been entered into to issue such securities. The Company has not granted to any person any registration rights or preemptive rights.

(b) All of the issued and outstanding shares of common stock of MOM immediately prior to this Share Exchange are, and all shares of common stock of MOM when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and will have been issued free of preemptive rights of any security holder. The issuance of all of the shares of MOM described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of MOM has any right to rescind or bring any other claim against MOM for failure to comply with the Securities Act, or state securities laws.

Section 2.3 Outstanding Agreements. Except as provided in Schedule 2.3, MOM is not a party to any material agreements, including, but not limited to, obligations to employees, directors, shareholders, affiliates, consultants, advisors or outside vendors.

Section 2.4 Authorization, Validity and Enforceability of Agreements. MOM has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively the "**Agreements**") to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Agreements by MOM and the consummation by MOM of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of MOM, and no other corporate proceedings on the part of MOM are necessary to authorize the Agreements or to consummate the transactions contemplated hereby and thereby. The Agreements constitute the valid and legally binding obligation of MOM and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditor's rights generally. Except as set forth herein or otherwise required by the Security Laws, MOM does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other party in order for it to consummate the transactions contemplated by any of the Agreements, resulting from the issuance of the MOM Shares in connection with the Share Exchange.

Section 2.5 No Conflict or Violation. Neither the execution and delivery of the Agreements by MOM, nor the consummation by MOM of the transactions contemplated thereby will: (i) contravene, conflict with, or violate any provision of the MOM Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which MOM is subject; (iii) conflict with, result in a breach of, constitute a default (or

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an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which MOM is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of MOM's assets, including without limitation, the MOM Shares.

Section 2.6 Litigation. There is no action, suit, proceeding or investigation ("**Action**") pending or, to the knowledge of MOM, currently threatened against MOM or any of its affiliates, that may affect the validity of this Agreement or the right of MOM to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of MOM, currently threatened against MOM or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against or relating to MOM or any of its affiliates. Neither MOM nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by MOM or any of its affiliates currently pending or which MOM or any of its affiliates intends to initiate.

Section 2.7 Compliance with Laws. To the best of MOM's knowledge, MOM has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act of 1933, as amended (the "**Securities Act**"), the Exchange Act of 1934, as amended (the "**Exchange Act**"), the applicable rules and regulations of the Securities Exchange Commission ("**SEC**") or the applicable securities laws and rules and regulations of any state.

Section 2.8 SEC Filings; Financial Statements.

(a) MOM has made available to BlockHold shareholders, or there has been available on EDGAR, correct and complete copies of each report, registration statement and definitive proxy statement filed by MOM with the SEC (the "**MOM SEC Reports**"). As of their respective dates, the MOM SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such MOM SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Included in the SEC Reports are the reviewed consolidated balance sheets of MOM as of September 30, 2017 and the related a consolidated statements of operations, stockholders' equity and cash flows for September 30, 2017, together with the notes to such statements, with respect thereto. The management of MOM prior to the date hereof, will

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undertake and use best efforts to complete an audited statement for year-end December 31, 2017 by March 31, 2018.

(c) Each set of financial statements (including, in each case, any related notes thereto) contained in the SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the financial position of MOM at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of MOM, taken as a whole.

(d) The MOM balance sheets are true and accurate and present fairly as of their respective dates the financial condition of MOM. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, MOM had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of MOM, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles. All of MOM's assets are reflected on its financial statements, and, except as set forth in the MOM Schedules or the financial statements of MOM or the notes thereto, MOM has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise;

(e) MOM has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable; and

(f) The books and records, financial and otherwise, of MOM are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

Section 2.9 Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, MOM Board minutes and financial and other records of whatsoever kind of MOM have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of MOM. MOM maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences. To facilitate the management

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transition planned as part of this share purchase, MOM management agrees to provide all necessary codes to access all financial records and company owned data and will provide all reasonable assistance in making the information accessible to new members of management.

Section 2.10 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by MOM to arise, between MOM and any accountants and/or lawyers formerly or presently engaged by MOM. MOM is current with respect to fees owed to its accountants and lawyers or will be prior to Closing.

Section 2.11 Absence of Undisclosed Liabilities. Except as specifically disclosed herein or on MOM's schedules: (A) since September 30, 2017, there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; (B) MOM has not incurred any significant liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than professional fees to be paid prior to Closing; (C) MOM has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (D) MOM has not made any loan, advance or capital contribution to or investment in any person or entity; (E) MOM has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (F) MOM has not suffered any losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; and (G) except for the Share Exchange, MOM has not entered into any transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business.

Section 2.12 No Undisclosed Events or Circumstances. To the best of MOM's knowledge, no event or circumstance has occurred or exists with respect to MOM or its respective business, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by MOM but which has not been so publicly announced or disclosed. MOM has not provided to BlockHold, or the BlockHold Shareholders, any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by MOM but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement and/or the Share Exchange.

Section 2.13 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of MOM or the MOM Shareholders in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BLOCKHOLD

BlockHold represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to BlockHold, are true and complete as of the date hereof.

Section 3.1 Incorporation. BlockHold is a company duly incorporated, validly existing, and in good standing under the laws of the state of Wyoming and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of BlockHold's Articles of Incorporation or Bylaws, or similar documents. BlockHold has taken all actions required by law, its Articles of Incorporation or Bylaws, or otherwise to authorize the execution and delivery of this Agreement. BlockHold has full power, authority, and legal capacity and has taken all action required by law, its Articles of Incorporation or Bylaws, and otherwise to consummate the transactions herein contemplated.

Section 3.2 Authorized Shares. The authorized capital stock of BlockHold consists of: (i) 1,000,000 shares of common stock, par value $.0001, of which 1,000,000 shares of common stock are issued and outstanding immediately prior to the Share Exchange. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. As of the date of this Agreement, there are no outstanding and unexercised warrants or Preferred Stock in BlockHold.

Section 3.3 Subsidiaries and Predecessor Corporations. BlockHold has no subsidiaries or predecessor corporations.

Section 3.4 Financial Statements. BlockHold has kept all books and records since inception and such financial statements are true and accurate and present fairly, as of their respective dates, the financial condition of BlockHold.

(a) Included in BlockHold's schedules are the financial records of BlockHold as of March 5, 2018, and the related statements of operations, cash flows, and stockholders' equity for the period from inception, to March 5, 2018, including the notes thereto.

(b) The books and records, financial and otherwise, of BlockHold are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of BlockHold, and BlockHold have maintained a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions have been and are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the

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recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(c) BlockHold has filed or will have filed as of the Closing Date all tax returns required to be filed by it from inception to the Closing Date. All such returns and reports are accurate and correct in all material respects. BlockHold has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent unaudited balance sheet of BlockHold, except to the extent reflected on such balance sheet and adequately provided for, and all such dates and years and periods prior thereto and for which BlockHold may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to BlockHold's knowledge no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. Proper and accurate amounts of taxes have been withheld by or on behalf of BlockHold with respect to all material compensation paid to employees of BlockHold for all periods ending on or before the date hereof, and all deposits required with respect to compensation paid to such employees have been made, in complete compliance with the provisions of all applicable federal, state, and local tax and other laws. To BlockHold's knowledge, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service, and no deficiency assessment or proposed adjustment of any such return is pending, proposed, or contemplated. BlockHold has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse effect on BlockHold, its financial condition, its business as presently conducted or proposed to be conducted, or any of its properties or material assets. There are no tax liens upon any of the assets of BlockHold. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of BlockHold.

Section 3.5 Information. The information concerning BlockHold set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.6 Absence of Certain Changes or Events. As of the date of this Agreement, (a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of BlockHold; and (b) BlockHold has not: (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (ii) made any material change in its method of management, operation or accounting; (iii) entered into any other material transaction other than in the ordinary course of its business; or (iv) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees.

Section 3.7 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of BlockHold after reasonable investigation, threatened by or against BlockHold or affecting BlockHold or its properties, at law or in equity,

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before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. BlockHold does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

Section 3.8 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which BlockHold is a party or to which any of its assets, properties or operations are subject.

Section 3.9 Compliance With Laws and Regulations. To the best of its knowledge, BlockHold has complied with all applicable statutes and regulations, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of BlockHold or except to the extent that noncompliance would not result in the occurrence of any material liability for BlockHold. This compliance includes, but is not limited to, (i) the filing of all reports to date with federal and state securities authorities; (i) wages, hours, hiring, nondiscrimination, retirement, benefits, pensions, working conditions, and worker safety and health; (ii) air, water, toxic substances, noise, or solid, gaseous or liquid waste generation, handling, storage, disposal or transportation; (iii) zoning and building codes; (iv) the production, storage, processing, advertising, sale, distribution, transportation, disposal, use and warranty of products; or (v) trade and antitrust regulations. The execution, delivery and performance of this Agreement by BlockHold and the consummation by BlockHold of the transactions contemplated by this Agreement will not, separately or jointly, violate, contravene or constitute a default under any applicable statutes, orders, rules and regulations promulgated by governmental authorities or cause a lien on any property used, owned or leased by BlockHold to be created thereunder. To the knowledge of BlockHold, there are no proposed changes in any applicable statutes, orders, rules and regulations promulgated by governmental authorities that would cause any representation or warranty contained in this Section 3.9 to be untrue or have an adverse effect on its operations, conduct of business or use of properties. BlockHold nor, any of its directors, executive officers, agents, employees or any other persons acting on its behalf (i) has made or provided, or caused to be made or provided, directly or indirectly, any payment or thing of value to a foreign official, foreign political party, candidate for office or any other person knowing that the person shall pay or offer to pay the foreign official, party or candidate, for the purpose of influencing a decision, inducing an official to violate their lawful duty, securing any improper advantage, or inducing a foreign official to use their influence to affect a governmental decision, (ii) has paid, accepted or received any unlawful contributions, payments, expenditures or gifts or (iii) has violated or operated in noncompliance in any material respect with any export restrictions, money laundering law, anti-terrorism law or regulation, anti-boycott regulations or embargo regulations. Neither BlockHold nor, to the knowledge of the Seller, any director, officer, agent, employee, or person acting on behalf of BlockHold or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"), and BlockHold has not directly or indirectly lent, contributed or otherwise made available funds to any subsidiary, joint venture partner or other person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or, to BlockHold knowledge, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

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Section 3.10 Approval of Agreement. The Board of Directors of BlockHold has authorized the execution and delivery of this Agreement by BlockHold and has approved this Agreement and the transactions contemplated hereby. BlockHold has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively the "**Agreements**") to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Agreements by BlockHold and the consummation by BlockHold of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of BlockHold, and no other corporate proceedings on the part of BlockHold are necessary to authorize the Agreements or to consummate the transactions contemplated hereby and thereby.

Section 3.11 Valid Obligation. This Agreement and all agreements and other documents executed by BlockHold in connection herewith constitute the valid and binding obligation of BlockHold, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.12 Title to Properties and Assets. BlockHold currently neither owns nor leases real property.

Section 3.13 Accounts Receivable/Payable/Cash. Except as set forth in Section 3.13 of BlockHold Disclosure Schedule, since March 5, 2018, BlockHold has no accounts payables, unbilled invoices and other debts. As of March 5, 2018 there is $150,000 in the bank account available for business use. There have been no material adverse changes since March 5, 2018, in any accounts receivable or other debts due BlockHold or the allowances with respect thereto or accounts payable of BlockHold from that reflected in the Financial Statements.

Section 3.14 Material Documents. Set forth in Section 3.14 of BlockHold Disclosure Schedule is a complete list of all material documents to which BlockHold is a party. All such documents listed in Section 3.14 of BlockHold Disclosure Schedule are valid and enforceable and copies of such material documents (or, with the consent of MOM, forms thereof) as have been requested by MOM have been provided to MOM. Except as disclosed in Section 3.14 of BlockHold Disclosure Schedule, neither BlockHold nor any of the other parties thereto, is or will be, merely with the passage of time, in default under any such material document nor is there any requirement for any of such material documents to be novated or to have the consent of the other contracting party in order for such material documents to be valid, effective and enforceable by BlockHold after the Closing Date as it was immediately prior thereto.

Section 3.15 Intellectual Properties. BlockHold has no interest in and owns no domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service mark registrations and applications and copyright registrations and applications owned or used by BlockHold in the operation of its business (collectively, the "Intellectual Property"). No Intellectual Property is required or used in the operation of the business of BlockHold. There are no pending or, to the knowledge of BlockHold and the BlockHold Shareholders, threatened

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claims of infringement upon the rights to the Intellectual Property or any intellectual property rights of others.

Section 3.16 No Default. Neither BlockHold nor the BlockHold Shareholders are in material default under any provision of any contract, commitment, or agreement respecting BlockHold or its assets to which BlockHold or the BlockHold Shareholders is or are parties or by which they are bound.

Section 3.17 Filings. BlockHold has made all filings and reports required under all local, state and federal laws with respect to its business and of any predecessor entity or partnership, except filings and reports in those jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders the required filings or reports unnecessary as a practical matter.

Section 3.18 Certain Activities. BlockHold has not, directly or indirectly, engaged in or been a party to any of the following activities:

(a) Bribes, kickbacks or gratuities to any person or entity, including domestic or foreign government officials or any other payments to any such persons or entity, whether legal or not legal, to obtain or retain business or to receive favorable treatment of any nature with regard to business (excluding commissions or gratuities paid or given in full compliance with applicable law and constituting ordinary and necessary expenses incurred in carrying on its business in the ordinary course);

(b) Contributions (including gifts), whether legal or not legal, made to any domestic or foreign political party, political candidate or holder of political office;

(c) Holding of or participation in bank accounts, funds or pools of funds created or maintained in the United States or any foreign country, without being reflected on the corporate books of account, or as to which receipts or disbursements therefrom have not been reflected on such books, the purpose of which is to obtain or retain business or to receive favorable treatment with regard to business;

(d) Receiving or disbursing monies, the actual nature of which has been improperly disguised or intentionally misrecorded on or improperly omitted from the corporate books of account;

(e) Paying fees to domestic or foreign consultants or commercial agents which exceed the reasonable value of the ordinary and customary consulting and agency services purported to have been rendered;

(f) Paying or reimbursing (including gifts) personnel of BlockHold for the purpose of enabling them to expend time or to make contributions or payments of the kind or for the purposes referred to in Subparagraphs 3.18(a) through 3.18(e) above;

(g) Participating in any manner in any activity which is illegal under the international boycott provisions of the Export Administration Act, as amended, or the

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international boycott provisions of the Internal Revenue Code, or guidelines or regulations thereunder; and

(h) Making or permitting unlawful charges, mischarges or defective or fraudulent pricing under any contract or subcontract under a contract with any department, agency or subdivision thereof, of the United States government, state or municipal government or foreign government.

Section 3.19 Licenses, Permits and Required Consents. BlockHold has all required franchises, tariffs, licenses, ordinances, certifications, approvals, authorizations and permits ("Authorizations") necessary to the conduct of its business as currently conducted. A list of such Authorizations is set forth in Section 3.19 of BlockHold Disclosure Schedule attached hereto, true, correct and complete copies of which have previously been delivered to MOM. All Authorizations relating to the business of BlockHold are in full force and effect, no violations have been made in respect thereof, and no proceeding is pending or threatened which could have the effect of revoking or limiting any such Authorizations and the same will not cease to remain in full force and effect by reason of the transactions contemplated by this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BLOCKHOLD SHAREHOLDERS

Each of the BlockHold Shareholders hereby severally and not jointly represent and warrant to MOM:

Section 4.1 Authority. Each BlockHold Shareholder has the right, power, authority and capacity to execute and deliver this Agreement to which such BlockHold Shareholder is each a party, to consummate the transactions contemplated by this Agreement, and to perform such BlockHold Shareholders' obligations under this Agreement. This Agreement has been duly and validly authorized and approved, executed and delivered by such BlockHold Shareholders. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties thereto other than such BlockHold Shareholders, this Agreement is duly authorized, executed and delivered by such BlockHold Shareholders and constitutes the legal, valid and binding obligations of such BlockHold Shareholders, enforceable against such BlockHold Shareholders in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

Section 4.2 No Conflict. Neither the execution or delivery by such BlockHold Shareholders of this Agreement to which such BlockHold Shareholders are each a party nor the consummation or performance by such BlockHold Shareholders of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of such BlockHold Shareholders (if any of such BlockHold Shareholders is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which any of such BlockHold Shareholders is a party or by which the properties or assets of such BlockHold Shareholders is bound; or (c) contravene, conflict with, or result in a violation of, any

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law or order to which any of such BlockHold Shareholders, or any of the properties or assets of such BlockHold Shareholders, may be subject.

Section 4.3 Litigation. There is no pending Action against such BlockHold Shareholders that involves the BlockHold Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the business of BlockHold and, to the knowledge of such BlockHold Shareholders, no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

Section 4.4 Ownership of Shares. Such BlockHold Shareholders are both the record and beneficial owners of the BlockHold Shares. Such BlockHold Shareholders are not the record or beneficial owners of any other shares of BlockHold. Such BlockHold Shareholders have and shall transfer at the Closing, good and marketable title to the BlockHold Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

Section 4.5 Pre-emptive Rights. Such BlockHold Shareholders have no pre-emptive rights or any other rights to acquire any shares of BlockHold that have not been waived or exercised.

Section 4.6 **Investment Intent.** The BlockHold Shareholders are taking the MOM Shares for their own account and for investment, with no present intention of dividing their interest with others or of reselling or otherwise disposing of all or any portion of the MOM Shares other than pursuant to available exemptions under applicable securities laws. The BlockHold Shareholders do not intend to sell the MOM Shares, either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance. The BlockHold Shareholders have no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for, or which is likely to compel, a disposition of the MOM Shares. The BlockHold Shareholders are not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the MOM Shares. The BlockHold Shareholders possess the experience in business in which MOM is involved necessary to make an informed decision to acquire the MOM Shares and the BlockHold Shareholders have the financial means to bear the economic risk of the investment in the MOM Shares as of the Closing Date. The BlockHold Shareholders have been represented by legal counsel and have consulted with financial advisors to the extent they deemed necessary. The BlockHold Shareholders have received and read the disclosure information of MOM including its financial statements, SEC Reports, as defined herein and any additional information they have requested. The BlockHold Shareholders have had the opportunity to ask questions of the directors and officers of MOM concerning MOM.

Section 4.7 Securities Representations. BlockHold Shareholders understand and agree that the consummation of this Agreement including the issuance of MOM Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act. BlockHold Shareholders agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired. In order to provide documentation for

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reliance upon exemptions from the registration and prospectus delivery requirements for such transactions BlockHold Shareholders agree that they will sign appropriate representations and warranties related to their suitability to invest in MOM, including an investment letter and suitability questionnaire which are contained in the "suitability letter" attached hereto as exhibit "A." BlockHold Shareholders understand that the MOM Shares have not been registered under the Securities Act and must be held indefinitely without any transfer, sale, or other disposition unless such shares are subsequently registered under the Securities Act or registration is not required under the Securities Act in reliance on an available exemption. The MOM Shares to be acquired by the BlockHold Shareholders under the terms of this Agreement will be acquired for the BlockHold Shareholders' own account, for investment, and not with the present intention of resale or distribution of all or any part of the securities. BlockHold Shareholders agrees that he will refrain from transferring or otherwise disposing of any of the shares, or any interest therein, in such manner as to violate the Securities Act or any applicable state securities law regulating the disposition thereof. BlockHold Shareholders, as the case may be, are "accredited investor" within the meaning of Regulation D promulgated under the Securities Act and have adequate means for providing for his current needs and possible personal contingencies and have no need now and anticipates no need in the foreseeable future to sell the MOM Shares which BlockHold Shareholders is receiving under this Agreement. BlockHold Shareholders understand that the MOM Shares being acquired pursuant to this Agreement are being offered and sold in reliance on specific exemptions from the registration requirements of Federal and state securities laws and that MOM and BlockHold are relying upon the truth and accuracy of BlockHold Shareholders' representations, warranties, agreements, and understandings set forth herein to determine BlockHold Shareholders' suitability to acquire the MOM Shares.

Section 4.8 Disclosure Information. BlockHold Shareholders have received all the information BlockHold Shareholders consider necessary or appropriate for deciding whether or not to receive MOM Shares under this Agreement. BlockHold Shareholders further represent that they have had an opportunity to ask questions and receive answers from MOM regarding the terms and conditions of the MOM Shares, MOM's financial information or business.

Section 4.9 Investment Experience. BlockHold Shareholders are investors in securities of companies in the development stage and acknowledge that they are able to fend for themselves, can bear the economic risk of their investment and have such knowledge and experience in financial or business matters that they are capable of evaluating the merits and risks of the investment in MOM Shares.

Section 4.10 Acknowledgment. BlockHold Shareholders acknowledge that MOM is a development stage corporation with a limited history of operations, that its operations are subject to the risks inherent in the establishment of a new business enterprise, and that there can be no assurance that MOM will ever achieve profitability or that, if achieved, such profitability could be sustained. BlockHold Shareholders further acknowledge that an investment in the MOM Shares involves substantial risk.

Section 4.11 Knowledge of MOM. BlockHold Shareholders are aware, through their own extensive due diligence of all material information respecting the past, present and proposed business operations of MOM, including, but not limited to, its technology, its management, its financial position, or otherwise; understands that there is no "established trading market" for the

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Common Stock, that MOM is uncertain, at this time, whether there're will be any future "established trading market" for the Common Stock; and that the number of MOM Shares received hereunder bears no relationship to assets, book value or other established criteria of value. BlockHold Shareholders have conducted their own investigation of the risks and merits of an investment in MOM, and to the extent desired, including, but not limited to a review of MOM's books and records, financial and BlockHold Shareholders have had the opportunity to discuss this documentation with the directors and executive officers of MOM; to ask questions of these directors and executive officers; and that to the extent requested, all such questions have been answered to their satisfaction.

Section 4.12 Bad Actor. Neither BlockHold, its officers, directors, members, managers, affiliates, consultants or other parties associated with BlockHold nor any BlockHold Shareholder or affiliate of BlockHold or BlockHold Shareholder:

(a) Has been convicted within ten years (five years for issuers and their predecessors or affiliates) of any felony or misdemeanor in connection with the purchase or sale of any security; involving making any false filing with the SEC; or arising out of the business conduct of certain financial intermediaries;

(b) Is subject to any final order, judgment or decree entered within five years that restrains or enjoins such person from engaging or continuing to engage in any conduct or practice in connection with the purchase or sale of a security, involving the making of a false SEC filing, or arising out of the conduct of certain types of financial intermediaries;

(c) Is subject to a final order from state securities regulators, insurance, banking, savings association or credit union regulators, federal banking agencies, the CFTC or the National Credit Union Administration that either (1) at the time of the current sale, bars the person from association with any entity regulated by such a commission, agency, etc.; engaging in the securities, banking, or insurance business; or engaging in savings association or credit union activities, or (2) constitutes a final order based on a violation of any law or regulation prohibiting fraudulent, manipulative, or deceptive conduct;

(d) Is subject to an SEC order entered under certain provisions relating to brokers, dealers, municipal securities dealers, investment companies and investment advisers and their associated persons;

(e) Is subject to an SEC order (entered within five years) that orders the person to "cease and desist from committing or causing a violation or future violation" of 1) any scienter-based [i.e. intentional] antifraud provision of the federal securities laws (e.g. Section 10(b) and Rule 10b-5 of the Securities Exchange Act, Section 17(a) of the Securities Act); or 2) Section 5 of the Securities Act (dealing with selling unregistered securities (which have not received an exemption) in interstate commerce); or which directs the trading stop of a company's stock where such person is an officer, director, 5% or greater shareholder or affiliate of such company.

(f) Is suspended or expelled from membership in, or barred from associating with a member of, a registered national securities exchange (e.g. NYSE) or an affiliated

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securities association (e.g. FINRA) for actions found to be inconsistent with the just and equitable principles of trade;

(g) Has filed either as a registrant or issuer, or who acted or was named as an underwriter for, any registration statement or Regulation A offering which, within the five years prior to the current securities offering, was the subject of an SEC stop order, refusal order, or an order suspending the Regulation A exemption, or who is currently the subject of an investigation or proceeding to determine whether such an order should be issued;

(h) Is subject to a USPS false representation order entered within five years, or who has received a temporary restraining order or preliminary injunction regarding conduct alleged by the USPS to constitute a scheme to obtain money or property through the mail by means of false representations.

Section 4.13 Compliance. No BlockHold Shareholder nor any other persons acting on his or her behalf (i) has made or provided, or caused to be made or provided, directly or indirectly, any payment or thing of value to a foreign official, foreign political party, candidate for office or any other person knowing that the person shall pay or offer to pay the foreign official, party or candidate, for the purpose of influencing a decision, inducing an official to violate their lawful duty, securing any improper advantage, or inducing a foreign official to use their influence to affect a governmental decision, (ii) has paid, accepted or received any unlawful contributions, payments, expenditures or gifts or (iii) has violated or operated in noncompliance in any material respect with any export restrictions, money laundering law, anti-terrorism law or regulation, anti-boycott regulations or embargo regulations. No BlockHold Shareholder nor person acting on behalf of the shareholder is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"), and the BlockHold Shareholder has not directly or indirectly used funds to lend, contribute or otherwise make available funds to any subsidiary, joint venture partner or other person or entity, towards any sales or operations in Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or, to the BlockHold Shareholder's knowledge, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

ARTICLE V
CONDITIONS TO OBLIGATIONS OF THE BLOCKHOLD SHAREHOLDERS

The obligations of BlockHold to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by BlockHold or the BlockHold Shareholders, as the case may be, in their sole discretion:

Section 5.1 Representations and Warranties of MOM. All representations and warranties made by MOM in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

Section 5.2 Agreements and Covenants. MOM shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 5.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or

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corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of MOM shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5 Documents. At Closing, MOM must have caused the following documents to be delivered to BlockHold:

(a) share certificates evidencing the MOM Shares registered in the name of the BlockHold Shareholders;

(b) this Agreement duly executed;

(c) such other documents as BlockHold or the BlockHold Shareholders may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of MOM, (B) evidencing the performance of, or compliance by MOM with any covenant or obligation required to be performed or complied with by MOM, (C) evidencing the satisfaction of any condition referred to in this Article V, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 5.6 No Material Adverse Effect. There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to MOM.

Section 5.7 Cash. As of the Closing, MOM shall have cash or cash equivalents of at least $45,000.

Section 5.8 Liabilities or Agreements. As of the Closing, MOM shall have no liabilities of any nature nor any contractual or other obligations to the knowledge of MOM.

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF MOM

The obligations of MOM to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by MOM in its sole discretion:

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Section 6.1 Representations and Warranties of BlockHold and the BlockHold Shareholders. All representations and warranties made by BlockHold and the BlockHold Shareholders on behalf of themselves individually in this Agreement shall be true and correct on and as of the Closing Date.

Section 6.2 Agreements and Covenants. BlockHold and the BlockHold Shareholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of BlockHold shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5 Documents. BlockHold and the BlockHold Shareholders must deliver to MOM at the Closing:

(a) this Agreement, to which BlockHold and the BlockHold Shareholders are each a party, duly executed; and

(b) such other documents as MOM may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of BlockHold and the BlockHold Shareholders, (B) evidencing the performance of, or compliance by BlockHold and the BlockHold Shareholders with, any covenant or obligation required to be performed or complied with by BlockHold and the BlockHold Shareholders, as the case may be, (C) evidencing the satisfaction of any condition referred to in this Article VI, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 6.6 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any person, any claim asserting that such person (a) is the holder of,

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or has the right to acquire or to obtain beneficial ownership of the BlockHold Shares, or any other stock, voting, equity, or ownership interest in, BlockHold.

Section 6.7 Appointment of New Executive Officers. Immediately following the Closing and as a condition thereof, BlockHold's current officers and directors shall be appointed and become officers and directors of MOM.

Section 6.8 Rule 14f-1. MOM shall have complied with the provisions of Rule 14f-1 of the Exchange Act.

ARTICLE VII
SURVIVAL AND INDEMNIFICATION

Section 7.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the one-year anniversary of the Closing Date (the "**Survival Period**"). MOM's right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

ARTICLE VIII
BUYBACK OPTION

Section 8.1 Buyback Option. MOMS shareholders shall have the pro-rata right to purchase (hereinafter the "Buyback Option") up to 14,000,000 shares at an aggregate purchase price of $150,000, if within 33 months of the Closing Date, BlockHold fails to accomplish at least one of the following milestones (the "Buyback Milestones"): (i) the closing of an aggregate total of $1,000,000 of investment into MOMS or one of its wholly owned subsidiaries; (ii) the revenue of MOMS exceeds $1 Million; (iii) the market capitalization of MOMS exceeds $48 Million (as reported by www.otcmarkets.com or such other applicable source of public market data); or (iv) BlockHold has completed development of the BlockHoldCapital.com website and it is available on the World Wide Web. The Buyback Option shall expire on the earlier to occur of one of the Buyback Milestones listed above, or 34 months of the Closing Date.

Section 8.2 Anti-Dilution.
Following the Acquisition, unanimous Board approval shall be required for MOM to sell shares at a post money valuation lower than $7 million. Additionally, Board approval shall be required to sell more than $2 million of shares at such valuation. BlockHold and/or it's Affiliates may be issued MOM shares at anytime in exchange for payment of cash, forgiveness of debt, or for such

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other non-cash consideration as may be approved by the MOM Board. In the event of non-cash consideration, BlockHold Board members shall abstain from voting on such approval.

Section 8.3 Financing. Following closing MOM may not file any S-8 registration statement nor enter into any financing arrangement where shares of common stock will be issued in violation of SEC or NASDAQ regulations.

Section 8.4 Allocation of BlockHold Shares to MOMS Benefit. BlockHold Shareholders agree to reserve and use 10% of the BlockHold Shares to be granted and transferred to certain third parties at the discretion of the BlockHold Shareholders as incentives to secure one or more contractual agreements and/or financing agreements that it in its best judgement believes would be to the benefit of MOMS.

ARTICLE IX
MISCELLANEOUS PROVISIONS

Section 9.1 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties which consent will be at such parties sole and absolute discretion.

Section 9.2 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by each Party, as incurred respectively.

Section 9.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or 7 days after being sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

If to the BlockHold Shareholders, to:

30 N. Gould St. Suite R
Sheridan, Wyoming 82801

Attention: BlockHold Capital

If to MOM, to:

9350 Wilshire Boulevard
Beverly Hills, California 90212

Attention: MOM Online

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or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 8.3 are concerned unless notice of such change shall have been given to such other party hereto as provided in this Section 8.3.

Section 9.4 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.5 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.6 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 9.8 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.9 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of California without giving effect to the choice of law provisions thereof.

Section 9.10 Amendments and Waivers. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any

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prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

Section 9.11 Finders/Brokers. Neither MOM, BlockHold nor the BlockHold Shareholders owe any fees or commissions, or other compensation or payments to any broker, finder, financial consultant, or similar person claiming to have been employed or retained by or on behalf of MOM, BlockHold or the BlockHold Shareholders in connection with this Agreement or the transactions contemplated hereby.

Section 9.12 Public Announcements. The parties agree that no public release, announcement or any other disclosure concerning any of the transactions contemplated hereby shall be made or issued by any party without the prior written consent of MOM and BlockHold, except to the extent such release, announcement or disclosure may be required by applicable laws, in which case the person required to make the release, announcement or disclosure shall allow MOM or BlockHold, as applicable, reasonable time to comment on such release, announcement or disclosure in advance of such issuance or disclosure; provided, however, that no notice is required if the disclosure is determined by the MOM's legal counsel to be required under federal or state securities laws or exchange regulation applicable to MOM.

Section 9.13 Due Diligence Investigation. Each party shall afford to the officers, employees and authorized representatives of the other (including independent public accountants and attorneys) complete access to the offices, properties, books, records, tax returns, financial records (including computer files, retrieval programs and similar documentation), employees and business of such party subject to reasonable prior notice and shall furnish to such party and its authorized representatives such additional information concerning the assets, properties and operations as shall be reasonably requested, including all such information as shall be necessary or appropriate to enable such party or its representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants contained in this Agreement have been complied with, and to determine whether the conditions set forth herein have been satisfied. Each party shall ensure that all third-party representatives of each, including without limitation accountants and attorneys, fully cooperate and are available to the other party in connection with such investigation, and each party shall bear its own costs and expenses in connection with the same. Any such investigation shall be conducted in a manner that would not interfere unreasonably with the operations of the other party.

Section 9.14 Termination. This Agreement and the transactions contemplated hereby may be terminated prior to the Closing: (i) by the mutual written consent of the parties; (ii) by written notice from either party in the event of a material breach of this Agreement by the other party; provided that the party wishing to terminate this Agreement has notified the other parties in writing of such breach and such breach has continued without cure for a period of thirty (30) calendar days after the notice of breach. If any party terminates this Agreement pursuant to this Section 9.14, all rights and obligations of the parties hereunder shall terminate without any liability of any party to the others except for such damages arising out of, related to, or in connection with, breaches of representations, warranties, covenants, or agreements which shall have occurred prior to such termination. Except, as set forth in the immediately preceding sentence, this Section shall not be deemed to release any party from any liability for any breach

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by such party of the representations, warranties, covenants or agreements which shall have occurred prior to such termination.

Section 9.15 No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income tax purposes.

[Balance of Page Intentionally Left Blank]

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[SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MOMs Online, Inc.

DocuSigned by:
44BDBE2970AE4D8...

Name: Calvin Wong
Title: Chairman

BLOCKHOLD SHAREHOLDERS

Sporos Capital, LLC

DocuSigned by:
Ashley Sawdaye
15F48615AE114C6...

Name: Ashley Sawdaye
Title: President

NeoFin 401, LLC

DocuSigned by:
Richard Magrann-Wells
19EEA2F23DD64E5...

Name: Richard Magrann-Wells
Title: Trustee

SCHEDULE I

BLOCKHOLD SHAREHOLDERS

Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (#)	Percent of Class (%)	Shares of MOMC issued to Beneficial Owner at Closing
Sporos Capital, Inc.	Common	900,000 shares	90%	25,200,000
NeoFin 401, LLC	Common	100,000 shares	10%	2,800,000
Total	**Common**	**1,000,000 shares**	**100%**	**28,000,000**

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SCHEDULE 3.13

BLOCKHOLD CAPITAL OUTSTANDING OBLIGATIONS

1. Promissory Note
   a. Lender: Sporos Capital
   b. Notional Amount: $150,000
   c. Term: 1 year
   d. Interest: 6.00% per annum
   e. Issue Date: March 5, 2018

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